CROWN CORK & SEAL COMPANY, INC.

                                 Debt Securities                 Exhibit 4

                                 TERMS AGREEMENT
                                 ---------------
                                                               August 25, 1999

Crown Cork & Seal Company, Inc.
One Crown Way
Philadelphia, Pennsylvania 19154-4599

Attention:  Mr. Craig R.L. Calle
            Senior Vice President
               - Finance and Treasurer

Ladies and Gentlemen:

                  We understand that Crown Cork & Seal Company, Inc., a Pennsylvania corporation (the "Company"), proposes to issue and sell $350,000,000 principal amount of its 7 1/8% Notes due 2002 (the "Notes" or the "Offered Debt Securities"). We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement") filed as an exhibit to the registration statement of the Issuers on Form S-3
(No. 333-16869) and incorporated by reference herein, the Offered Debt Securities on the following terms:

I.     CROWN CORK & SEAL COMPANY, INC.

       A.     7 1/8% Notes due 2002
              ---------------------

Principal Amount:           $350,000,000

Interest:                   7 1/8%  per  annum,  from   August 30, 1999, payable
                            semiannually on March 1 and September 1 of each year, commencing March 1, 2000, to holders of record on the preceding February 15 or August 15, as the case may be.

Maturity:                   September 1, 2002

Currency:                   US$

Denominations:              $1,000

Form: Represented by Global Notes in registered form, and beneficial interests in such will trade in DTC's Same-Day Funds Settlement System.

Optional Redemption:        None.

Sinking Fund:               None.

Delayed Delivery Contracts: None.

Other: Sections 4.01 and 10.12 of the Indenture shall be applicable.

Purchase Price:             99.384% of principal amount, plus accrued interest,
                            if any, from August 30, 1999.

Expected Reoffering Price:  99.784%  of  principal amount, subject to  change by the undersigned.

                  The Closing will be held at 9:00 a.m., New York City time on August 30, 1999, at the offices of Cravath, Swaine & Moore, with immediate payment to be made by wire transfer of same day funds.

The Address for Service of Notices is:

                  c/o Salomon Smith Barney Inc.
                  Seven World Trade Center
                  New York, NY 10048

                  and

                  Crown Cork & Seal Company, Inc.
                  One Crown Way
                  Philadelphia, PA 19154-4599

                  The   respective   principal   amounts  of  the  Offered  Debt
Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

                  It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.

                  All the provisions of the Underwriting Agreement, attached as Exhibit A hereto, are incorporated herein by reference. We are in receipt of a draft of the letter required to be delivered by PricewaterhouseCoopers pursuant to Section 5(a) of the Underwriting Agreement and understand that we will receive executed copies of such letters no later than August 30, 1999.

                  The Offered Debt Securities will be made available for checking at the office of The Bank of New York, New York, New York at least 24 hours prior to the Closing Date.

                  Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.

                                         Very truly yours,

                                         SALOMON SMITH BARNEY INC.
                                         CHASE SECURITIES INC.
                                         J.P. MORGAN SECURITIES INC.
                                         BANC OF AMERICA SECURITIES LLC
                                         GOLDMAN, SACHS & CO.

                                         By SALOMON SMITH BARNEY INC.

                                         By /s/ Jane A. Bieneman
                                            -----------------------
                                            Name:  Jane A. Bieneman
                                            Title: Vice President

                                         Acting severally on behalf of
                                         themselves as Underwriters

                                   Schedule A





                                                             PRINCIPAL
                                                             AMOUNT OF
        UNDERWRITERS                                            NOTES
        ------------                                         ---------

       Salomon Smith Barney Inc.  ....................      $175,000,000

       Chase Securities Inc.  ........................        52,500,000

       J.P. Morgan Securities Inc.  ..................        52,500,000

       Banc of America Securities LLC ................        35,000,000

       Goldman Sachs & Co.  ..........................        35,000,000

       Total .........................................      $350,000,000

                                               August 25, 1999

To:      Salomon Smith Barney Inc.
         Chase Securities Inc.
         J.P. Morgan Securities Inc.
         Banc of America Securities LLC
         Goldman, Sachs & Co.

         c/o Salomon Smith Barney Inc.
         Seven World Trade Center
         New York, NY 10048

                  We accept the offer contained in your letter dated August 25, 1999 (including the provisions of the Underwriting Agreement (as defined below)), relating to $350,000,000 principal amount of our Debt Securities, subject to the terms and conditions of the Underwriting Agreement. We also confirm that, to the best of our knowledge after reasonable investigation, (i) the representations and warranties of the undersigned in the Underwriting Agreement (the "Underwriting Agreement") filed as an exhibit to the undersigned's registration statement on Form S-3 (Nos. 333-16869) (the "Registration Statement") are true and correct in all material respects, (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Securities and Exchange Commission and (iii) subsequent to the dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement) (exclusive of any supplement thereto), there has been no material adverse change in the financial position or results of operations of Crown Cork & Seal Company, Inc.

                                            Very truly yours,

                                            CROWN CORK & SEAL COMPANY, INC.

                                            By /s/ Craig R.L. Calle
                                               ----------------------------
                                               Name:  Craig R.L. Calle
                                               Title: Senior Vice President -
                                                         Finance and Treasurer